Exhibit  99.5

IC SENSORS, INC.
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999 AND 1998
TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of
IC Sensors, Inc.:

We have audited the accompanying balance sheets of IC Sensors, Inc. (a California corporation and a wholly-owned subsidiary of PerkinElmer, Inc.) (see
Note 1) as of December 31, 1999 and 1998, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IC Sensors, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



                                           ARTHUR ANDERSEN LLP


Roseland, New Jersey
April 28, 2000

                                           IC SENSORS, INC.
BALANCE SHEETS

                                                                      AS OF DECEMBER 31, 1999 AND 1998
                                                                      --------------------------------


                                ASSETS                                        1999           1998
------------------------------------------------------------------------  -------------  -------------
CURRENT ASSETS:
Cash and cash equivalents                                                 $    615,057   $    214,549
Accounts receivable, net of allowance for doubtful accounts of $539,454
  and $402,609, respectively                                                 2,500,724      6,568,376
Inventories, net (Notes 2 and 3)                                             2,271,936      4,041,486
Other current assets                                                           110,883        146,086
                                                                          -------------  -------------
Total current assets                                                         5,498,600     10,970,497

PROPERTY AND EQUIPMENT, net (Notes 2 and 4)                                    622,123      1,636,452

GOODWILL, net of accumulated amortization of $4,644,118 and $4,339,904,
  respectively (Note 2)                                                      2,966,082      3,270,296
                                                                          -------------  -------------
Total assets                                                              $  9,086,805   $ 15,877,245
                                                                          =============  =============

                   LIABILITIES AND STOCKHOLDERS'
                            DEFICIT
------------------------------------------------------------------------

CURRENT LIABILITIES:
Accounts payable                                                          $    603,015   $  1,204,874
Accrued liabilities                                                          1,353,063      1,526,376
Payable to Parent (Note 7)                                                  25,667,386     26,000,667
                                                                          -------------  -------------
Total current liabilities                                                   27,623,464     28,731,917
                                                                          -------------  -------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT:
Common stock $1.00 par value, 500 shares authorized, issued and
  outstanding                                                                      500            500
Additional paid-in capital                                                  30,506,328     30,506,328
Accumulated deficit                                                        (49,043,487)   (43,361,500)
                                                                          -------------  -------------
Total stockholders' deficit                                                (18,536,659)   (12,854,672)
                                                                          -------------  -------------
Total liabilities and stockholders' deficit                               $  9,086,805   $ 15,877,245
                                                                          =============  =============


The accompanying notes to combined financial statements are an integral part of these balance sheets.

                                IC SENSORS, INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                              FOR THE YEARS ENDED DECEMBER
                                              ----------------------------
                                              31, 1999 AND 1998
                                              ----------------------------

                                                  1999           1998
                                              -------------  -------------
NET SALES (Note 8)                            $ 15,224,163   $ 27,729,325

COST OF SALES                                   15,452,199     22,265,156
                                              -------------  -------------
Gross (loss) profit                               (228,036)     5,464,169

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE      5,367,589      7,223,399
                                              -------------  -------------
Loss from operations                            (5,595,625)    (1,759,230)

OTHER EXPENSES                                      86,362        352,287
                                              -------------  -------------
Net loss                                        (5,681,987)    (2,111,517)

ACCUMULATED DEFICIT:
Beginning of year                              (43,361,500)   (41,249,983)
                                              -------------  -------------
End of year                                   $(49,043,487)  $(43,361,500)
                                              =============  =============


The accompanying notes to combined financial statements are an integral part of these statements.

                                              IC SENSORS, INC.

STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED DECEMBER
                                                                               ----------------------------
                                                                               31, 1999 AND 1998
                                                                               ----------------------------

                                                                                     1999          1998
                                                                                 ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                         $(5,681,987)  $(2,111,516)
Adjustments to reconcile net loss to net cash provided by operating activities-
Depreciation and amortization                                                      1,752,809     2,200,120
Changes in assets and liabilities-
Accounts receivable                                                                4,067,651    (2,824,360)
Prepaid expenses and other current assets                                             35,203        17,387
Inventory                                                                          1,769,550     1,211,735
Accounts payable                                                                    (601,859)      (10,931)
Accrued expenses                                                                    (173,313)     (221,981)
Due to parent                                                                       (333,281)    2,290,089
                                                                                 ------------  ------------
Net cash provided by operating activities                                            834,773       550,543

CASH FLOWS FROM INVESTING ACTIVITIES --
Capital expenditures                                                                (434,265)     (495,335)
                                                                                 ------------  ------------
Increase in cash and cash equivalents                                                400,508        55,208

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                       214,549       159,341
                                                                                 ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $   615,057   $   214,549
                                                                                 ============  ============


The accompanying notes to combined financial statements are an integral part of these statements.

1.     BASIS OF PRESENTATION
       ---------------------

IC Sensors, Inc. (the "Company") is engaged in the manufacture of micromachined sensing and control components for the automotive, medical, industrial and consumer products industries.

The common stock of the Company (formerly known as EG&G IC Sensors) was wholly-owned by PerkinElmer, Inc. (the "Parent") until the Company's sale to Measurement Specialties, Inc. ("MSI") in February 2000 (see Note 9). As also discussed in Note 9, in addition to the common stock of the Company, MSI also acquired from the Parent certain assets (primarily inventory and fixed assets) from PerkinElmer Singapore Pte Ltd. (referred to as "Batam").

2.   SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES
     -------------------

Inventories
-----------

Inventories are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

Plant and Equipment
-------------------

Plant and equipment are carried at cost. Major additions are capitalized; expenditures for repairs and maintenance are charged against earnings as incurred.

Plant and equipment are depreciated using the straight-line method over the following estimated useful lives-

     Machinery and equipment     3 to 7 years
     Leasehold improvements      7 years

Use of Estimates
----------------

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Research and Development
------------------------

Research and development costs are charged to operations as incurred. Such costs were $1,754,373 and $1,802,666 for the years ended December 31, 1999 and 1998, respectively.

Goodwill
--------

Goodwill represents the excess of cost over the fair value of assets acquired and liabilities assumed related to acquisitions by the Company. Goodwill is amortized, on a straight-line basis, over 25 years.

The recoverability of long-term assets, including goodwill, is evaluated based upon operating results and other changes in the business or business environment (see Note 9).

3.     INVENTORIES
       -----------

The components of net inventories at December 31, 1999 and 1998 consisted of the following-

                     1999          1998
                 ------------  ------------
Raw materials    $ 1,107,289   $ 1,756,884
Work-in-process    1,131,951     1,945,425
Finished goods     1,532,232     1,478,504
                 ------------  ------------
                   3,771,472     5,180,813

Less- Reserves    (1,499,536)   (1,139,327)
                 ------------  ------------
Net inventories  $ 2,271,936   $ 4,041,486
                 ============  ============


4.     PLANT AND EQUIPMENT, NET
       ------------------------

Plant and equipment consisted of the following at December 31, 1999 and 1998-

                                    1999          1998
                                ------------  ------------
Machinery and equipment         $ 9,374,279   $ 8,887,963
Leasehold improvements              889,720       941,771
                                ------------  ------------
Total plant and equipment        10,263,999     9,829,734

Less- Accumulated depreciation   (9,641,876)   (8,193,282)
                                ------------  ------------
Plant and equipment, net        $   622,123   $ 1,636,452
                                ============  ============

5.     INCOME TAXES
       ------------

The results of operations of the Company are included in the consolidated tax returns of the Parent. Accordingly, the Company has no deferred tax assets or liabilities since those amounts are being paid or received by the Parent. Deferred tax assets and liabilities would reflect temporary differences between assets and liabilities for financial reporting purposes and income tax purposes (see Note 9).

6.     COMMITMENTS AND CONTINGENCIES
       -----------------------------

The Company entered into various operating leases covering facilities and office machines.

The following is a schedule by year of future annual minimum lease payments as of December 31, 1999-

Fiscal Year-
  2000          $325,320
  2001           357,852

7.     RELATED PARTY TRANSACTIONS
       --------------------------

The Company had sales to its Batam affiliate of $1,064,882 and $882,207 in 1999 and 1998, respectively. Included in selling, general and administrative expenses is $794,000 and $752,450 for 1999 and 1998, respectively, representing management charges from its Parent.

The Company has a payable of $25,667,386 and $26,000,667 at December 31, 1999 and 1998, respectively, to its Parent (including wholly-owned subsidiaries of its Parent). Included in the payable to its Parent is $240,062 and $395,556 payable to Batam at December 31, 1999 and 1998, respectively.

The Company performs certain manufacturing, processing and research and development functions for the benefit of Batam. In 1999 and 1998, included as a reduction in selling, general and administrative expenses is $1,247,773 and $36,398, respectively, of charges allocated to Batam.

These related party payable balances were treated as a capital contribution in February 2000 (see Note 9).

8.     SALES TO MAJOR CUSTOMERS
       ------------------------

In 1999, approximately 43% of the Company's net sales were to three customers. In 1998, approximately 30% of the Company's net sales were to two customers.

9.     SUBSEQUENT EVENT
       ----------------

In February 2000, the Parent entered into a stock purchase agreement with MSI, whereby MSI acquired all of the stock of the Company. Additionally, MSI also acquired certain inventory and fixed assets from the Parent related to the Parent's Batam operations.

As part of the February 2000 purchase agreement discussed above, the Parent agreed to assume and/or discharge certain of the Company obligations including environmental liabilities, as defined, any intercompany liabilities, as defined and all income tax obligations.

On February 11, 2000, the Company eliminated its entire related party payable balance at that date as a contribution to capital.


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